Exhibit 3.26(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 11/16/1992
722321133 – 2316042

CERTIFICATE OF INCORPORATION

OF

RMCC, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is RMCC, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware it 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares, par value $.01 per share, all of which are of one class and are designated as Common stock.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Paula T. Calhoun	Drinker Biddle & Reath
1000 Westlakes Drive Suite 300 Berwyn, PA 19312

SIXTH: In furtherance and not in limitation of the general powers conferred by the laws of the state or Delaware,

the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.

SEVENTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b) (7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this certificate of Incorporation this 16th day of November, 1992.

Paula T. Calhoun, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 11/18/1992
722323142 – 2316042

CERTIFICATE OF AMENDMENT

BEFORE PAYMENT FOR STOCK

OF

RMCC, INC.

*  *  *  *  *

THE UNDERSIGNED, being the incorporator of RMCC, Inc., a Corporation formed under the provisions of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the sole incorporator of the Corporation has adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the amendment of Article FIRST of the Corporation’s Certificate of Incorporation, as amended, to read in its entirety as follows is hereby proposed and declared to be advisable and in the best interest of the Corporation:

“FIRST: The name of the Corporation is RMCC CANCER CENTER, INC.”

SECOND: That the Corporation has not received any payment for any of its stock.

THIRD: That the amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware,

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its sole incorporator this 17th day of November, 1992.

RMCC, INC.

By:
Paula T. Calhoun, Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 12/24/2002
O20797131 – 2316042

CERTIFICATE OF MERGER

OF

AOR MANAGEMENT COMPANY OF NEVADA, INC., a Delaware corporation

INTO

RMCC CANCER CENTER, INC., a Delaware corporation

*************

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

AOR Management Company of Nevada, Inc.	Delaware

RMCC Cancer Center, Inc.	Delaware

SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: The name of the surviving corporation of the merger is RMCC Cancer Center, Inc.

FOURTH: That the Certificate of Incorporation of RMCC Cancer Center, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the merger herein provided for shall be effective in the State of Delaware on 6:05 p.m. Eastern time on December 31, 2002.

SIXTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

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SEVENTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated: December 24, 2002.

RMCC CANCER CENTER, INC.,
a Delaware corporation

By:
Phillip H. Watts, Vice President

AOR MANAGEMENT COMPANY OF NEVADA, INC., a Delaware corporation

By:
Phillip H. Watts, Vice President

2

HOU:2051382.5

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:01 PM 12/24/2002
020797143 – 2316042

CERTIFICATE OF MERGER

OF

AOR MANAGEMENT COMPANY OF OREGON, INC., a Delaware corporation

INTO

RMCC CANCER CENTER, INC., a Delaware corporation

*************

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

AOR Management Company of Oregon, Inc.	Delaware

RMCC Cancer Center, Inc.	Delaware

SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: The name of the surviving corporation of the merger is RMCC Cancer Center Inc.

FOURTH: That the Certificate of Incorporation of RMCC Cancer Center, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the merger herein provided for shall be effective in the State of Delaware on 8:01 a.m. Eastern time on January 1, 2003.

SIXTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

1

HOU2101103.2

SEVENTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated: December 24, 2002.

RMCC CANCER CENTER, INC.,
a Delaware corporation

By:
Phillip H. Watts, Vice President

AOR MANAGEMENT COMPANY OF OREGON, INC., a Delaware corporation

By:
Phillip H. Watts, Vice President

2

HOU:2101103.2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 12/27/2002
020804093 – 2316042

CERTIFICATE OF MERGER

OF

USON MERGER COMPANY, INC., a Delaware corporation

INTO

RMCC CANCER CENTER, INC., a Delaware corporation

**************

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

USON Merger Company, Inc.	Delaware

RMCC Cancer Center, Inc.	Delaware

SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: The name of the surviving corporation of the merger is RMCC Cancer Center, Inc.

FOURTH: That the Certificate of Incorporation of RMCC Cancer Center, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the merger herein provided for shall be effective in the State of Delaware 6:01 p.m. Eastern time on December 31, 2002.

SIXTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

1

HOU:2051289.3

Dated: December 27, 2002.

RMCC CANCER CENTER, INC., a Delaware corporation

By:
Name:	PHILLIP H. WATTS
Title:	VICE PRESIDENT

USON MERGER COMPANY, INC. a Delaware corporation

By:
Name:	PHILLIP H. WATTS
Title:	VICE PRESIDENT

2

HOU:2051289.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:43 PM 01/29/2008
FILED 05:38 PM 01/29/2008 SRV 080096447 – 2316042 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT

AND PURSUANT TO SECTION 266 OF THE DELWARE GENERAL CORPORATION

LAW

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is 11/16/1992.

4.)	The name of the Corporation immediately prior to filing this Certificate is RMCC Cancer Center, Inc.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is RMCC Cancer Center, LLC.

6.)	The Conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

7.)	This Certificate of Conversion shall be effective on January 31, 2008.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the day of 29th day of January, A.D. 2008.

By:
Phillip H. Watts
Authorized Person

State of Delaware
Secretary of State
Division or Corporations
Delivered 06:43 PM 01/29/2008
FILED 05:38 PM 01/29/2008 SRV 080096447 – 2316042 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

RMCC CANCER CENTER, LLC

This Certificate of Formation of RMCC Cancer Center, LLC is being duly executed and filed by Melisa Jacobs, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.

FIRST. The name of the limited liability company is “RMCC Cancer Center, LLC”.

SECOND. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. This Certificate of Formation shall be effective on January 31, 2008.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of RMCC Cancer Center, LLC this 29th day of January, 2008.

Melisa Jacobs
Authorized Person